Exhibit T3A.2.23

[LOGO] 116179	New Jersey Department of State Division of Commercial Recording Certificate of Incorporation, Profit (Title 14A:2-7 New Jersey Business Corporation Act For Use by Domestic Profit Corporations)	FILED C-100 Rev. 7/92 NOV 6 1996 1125908 LONNA R. HOOKS Secretary of State

This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1.	Name of Corporation: LAKEHURST AND BROADWAY CORPORATION

2.	The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et seq:

3.	Registered Agent:	THE CORPORATION TRUST COMPANY

4.	Registered Office:	820 Bear Tavern Road
West Trenton, NJ 08628

5.	The aggregate number of shares which the corporation shall have authority to issue is: One Thousand Five Hundred (1,500) shares with a par value of One Thousand Dollars ($1,000.00) each.

6.	If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.

N/A

7.	If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

N/A

8.	The first Board of Directors shall consist of Two (2) Directors (minimum of one).

Name	Street Address	City	State	Zip
Franklin C. Brown	1710 Mitchell Road	Harrisburgh	PA	17055
Martin Grass	10714 Greenspring Avenue,	Lutherville	MD	21093

9.	Name and Address of Incorporator(s):

Name	Street Address	City	State	Zip
Dawn Duva	1635 Market Street	Philadelphia	PA	19103
Margaret E. Routzahn	1635 Market Street	Philadelphia	PA	19103

10.	The duration of the corporation is: perpetual

11.	Other provisions:

12.	Effective Date (Not to exceed 90 days from date of filing):

In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 5th day of November 1996.

Signature:	/s/ Dawn Duva	Signature:	/s/ Margaret E. Routzahn
	Dawn Duva		Margaret E. Routzahn
Signature:		Signature:
	(N. J. -1995 - 5/24/94)		0100684736

STATE OF NEW JERSEY
DEPARTMENT OF THE TREASURY
FILING CERTIFICATE (CERTIFIED COPY)

Corporation Name:	LAKEHURST AND BROADWAY CORPORATION
Business Id:	0100684736
Certificate Number:	6000093029

I, THE TREASURER OF THE STATE OF NEW JERSEY, DO HEREBY CERTIFY, THAT THE ABOVE NAMED BUSINESS DID FILE AND RECORD IN THIS DEPARTMENT AN AMENDMENT ON July 2, 2001 AND THAT THE ATTACHED IS A TRUE COPY OF THIS DOCUMENT AS THE SAME IS TAKEN FROM AND COMPARED WITH THE ORIGINAL(S) FILED IN THIS OFFICE AND NOW REMAINING ON FILE AND OF RECORD.

IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET MY HAND AND AFFIXED MY OFFICIAL SEAL AT TRENTON, THIS
November 27, 2018 A.D.
[SEAL]	/s/ ELIZABETH MAHER MUOIO ELIZABETH MAHER MUOIO STATE TREASURER
VERIFY THIS CERTIFICATE ONLINE AT
https://wwwl.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp